Exhibit 99.1

lululemon Names Proven Brand Builder Heidi O’Neill as Chief Executive Officer
O’Neill is a visionary, consumer-focused executive with more than three decades of experience leading brand strategy, product innovation, and operational execution on a global scale
VANCOUVER, British Columbia – April 22, 2026 – lululemon athletica inc. (NASDAQ:LULU) today announced that, following a comprehensive search process, the company’s Board of Directors has unanimously approved the appointment of industry veteran Heidi O’Neill as the company’s next Chief Executive Officer. Ms. O’Neill will start as CEO and join the Board effective September 8, 2026, and will be based in Vancouver.

“Heidi is an inspiring leader and proven, consumer-driven brand strategist, with a rare ability to both imagine a new future for a brand and to create the structure and processes to deliver on that vision,” said Marti Morfitt, Executive Chair of lululemon’s Board of Directors. “The Board conducted an extensive search to identify the right next leader to propel lululemon forward. We selected Heidi because of the breadth of her experience, her demonstrated success delivering breakthrough ideas and initiatives at scale, and her ability to be a knowledgeable change and growth agent. We are excited to have Heidi join lululemon and bring her strategic and creative vision to the company.”

Ms. O’Neill brings more than three decades of experience across performance apparel, footwear, and sport, with a strong track record of driving disruptive change and growth at scale through product innovation, digital transformation, and powerful brand connection. During her career at Nike, Inc., she helped grow the company from a $9+ billion business to a $45+ billion global leader. She played a central role in overseeing the company’s product pipeline, brand voice, and operations, as well as in shaping its connection with consumers and athletes worldwide. Earlier in her career, Ms. O’Neill worked in marketing for the Dockers brand at Levi Strauss & Co. She brings additional strategy and leadership perspectives from her service on the Boards of Directors of consumer-facing companies including Spotify Technology, Hyatt Hotels, and Lithia & Driveway.

“lululemon is an iconic brand with something rare: genuine guest love, a product ethos rooted in innovation, and a global platform still in the early stages of its potential,” said Ms. O’Neill. “As I step into the CEO role in September, my job will be to build on that foundation – to accelerate product breakthroughs, deepen the brand’s cultural relevance, and unlock growth in markets around the world. I am humbled by the opportunity and energized by what the team is already building. I look forward to joining the company and helping to define and deliver the organization’s next chapter of success.”

Meghan Frank and André Maestrini will continue to lead as interim co-CEOs until Ms. O’Neill joins the company. At that time, Ms. Frank and Mr. Maestrini plan to return to their previous senior leadership roles and work closely with Ms. O’Neill and the rest of the leadership team to drive momentum forward.

Ms. Morfitt added, “Meghan and André have seamlessly stepped in to lead the business as interim co-CEOs and, together with their teams, are advancing our plans and strategies with speed and agility, focused on product creation, product activation, and enterprise enablement. lululemon has an outstanding group of leaders who operate with discipline and have fostered a culture of excellence that will provide a strong foundation for Heidi to build on as she steps into the CEO role. We see significant potential ahead for lululemon and we remain focused on driving momentum as we implement initiatives to increase product newness and enhance brand health and the guest experience, to create value for shareholders.”

About Heidi O’Neill
Heidi O’Neill is a seasoned retail executive with more than three decades of industry experience, including over 25 years at Nike, Inc. with a focus on product creation and design, brand strategy, marketing, digital commerce, and global market operations. She served most recently as President, Consumer, Product & Brand, where she oversaw the global consumer and product engine. In this role, Ms. O’Neill also reset the brand foundation, reduced product development timelines to accelerate speed to market and prioritized renewed momentum in global Football and Running.

She brings deep expertise in performance apparel, sport, and footwear, leading the company’s Men’s, Women’s and Kids consumer sport teams, product innovation and design, merchandising, and brand and sports marketing. As President,

Consumer & Marketplace, she led operations across more than 170 countries, including the global commercial organization, and held P&L responsibility. An early digital champion and innovator, Ms. O’Neill was previously responsible for the global direct-to-consumer and digital business, encompassing owned retail stores, e-commerce, mobile applications, membership, and consumer data and analytics.

Ms. O’Neill began her career in advertising at Foote, Cone & Belding and as Director of Marketing for the Dockers brand at Levi Strauss & Co. She brings additional strategy and leadership perspectives from her Board service and currently serves on the Boards of Directors of consumer-facing companies including Spotify Technology, Hyatt Hotels, and Lithia & Driveway.

About lululemon
lululemon (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements, which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These forward-looking statements include, but are not limited to, statements regarding the anticipated leadership transition and the expected timing and terms of Ms. O’Neill’s appointment, the expected continuation of the interim co-CEO arrangement, and the execution of business strategies. Ms. O’Neill’s appointment is subject to conditions, and there can be no assurance that the leadership transition will be completed on the expected timeline or at all. These and other risk factors are described in reports we file from time to time with the Securities and Exchange Commission (the "SEC"), including Forms 8-K, 10-Q and 10-K. We undertake no obligation to update any forward-looking statements.

Important Additional Information and Where to Find It
The company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the company's stockholders for the company's 2026 annual meeting of stockholders. THE COMPANY'S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the company files with the SEC at no charge from the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC filings" link in the "Financial Information" section of the "Investors" tab of the company's website at https://corporate.lululemon.com/.

Certain Information Regarding Participants in the Solicitation
The company, its directors and certain of its executive officers (Meghan Frank, Interim Co-CEO and Chief Financial Officer; André Maestrini, Interim Co-CEO, President, and Chief Commercial Officer; and Shannon Higginson, Chief Legal and Compliance Officer) are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the company’s stockholders in connection with the matters to be considered at the company’s 2026 annual meeting of stockholders. Information regarding the names of the company’s directors and executive officers and certain other individuals and their respective interests in the company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Executive Compensation,” “Executive Compensation Tables,” and “Principal Shareholders and Stock Ownership by Management” of the company’s proxy statement on Schedule 14A in connection with the 2025 annual meeting of stockholders, filed with the SEC on April 29, 2025 (available here). Supplemental information regarding the participants’ holdings of the company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on March 23, 2026 for Charles Bergh (available here); June 11, 2025, December 17, 2025, January 2, 2026, March 17, 2026, March 23, 2026, March 27, 2026, April 1, 2026, and April 2, 2026 for Meghan Frank (available here, here, here, here, here, here, here, and here); June 12, 2025 and March 23, 2026 for Shane Grant (available here and here); June 12, 2025 for Kathryn Henry (available here); June 12, 2025 for Teri List (available here); June 12, 2025 for Alison Loehnis (available here); December 17, 2025, March 17, 2026, March 23, 2026, March 27, 2026, April 1, 2026, April 2, 2026, and April 3, 2026 for André Maestrini (available here, here, here, here, here, here, and here); June 12, 2025 and March 23, 2026 for Isabel Mahe (available here and here); June 12, 2025 and March 23, 2026 for Jon McNeill (available here and here); June 12, 2025, December 18, 2025, and December 29, 2025 for Martha Morfitt (available here, here, and here); June 13, 2025 and March 23, 2026 for David Mussafer (available here and here); and June 12, 2025 for Emily White (available here). Such filings will also be available at no charge by clicking the “SEC filings” link in the “Financial Information” section of the “Investors” tab of the company’s website at https://corporate.lululemon.com/.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of stockholders, if and when they become available. These documents will be available free of charge as described above.

Investor Contacts
lululemon athletica inc.
Howard Tubin
1-604-732-6124

or

ICR, Inc.
Joseph Teklits
1-203-682-8200

Media Contacts
lululemon athletica inc.
Madi Wallace
1-604-732-6124

or

Joele Frank, Wilkinson Brimmer Katcher
Leigh Parrish / Jed Repko
1-212-355-4449
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